EXHBIT 4.A

EXECUTION VERSION

COLORADO INTERSTATE GAS COMPANY

as Issuer

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 9, 2005

To

INDENTURE

Dated as of June 27, 1997

5.95% SENIOR NOTES DUE 2015

EXHIBITS

Exhibit A: Form of Note

    SECOND SUPPLEMENTAL INDENTURE, dated as of March 9, 2005 (this “Second Supplemental Indenture”), between COLORADO INTERSTATE GAS COMPANY, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (successor-in-interest to Harris Trust and Savings Bank), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of June 27, 1997 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture thereto dated as of June 27, 1997 (the “First Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture and pursuant to this Second Supplemental Indenture being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company, in accordance with the provisions of the Original Indenture, and the terms of such series may be established by a supplemental indenture executed by the Company and by the Trustee; and

WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture and this Second Supplemental Indenture, the valid and binding obligations of the Company and to make this Second Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed; and

WHEREAS, the Company has entered into a Registration Rights Agreement dated as of March 9, 2005 (the “Registration Rights Agreement”) relating to the Notes among the Company and the initial purchasers named therein (the “Initial Purchasers”);

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Relation to Indenture; Definitions

SECTION 1.01.   Relation to Indenture.

With respect to the Notes, this Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.   Definitions.

For all purposes of this Second Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03.   General References.

All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Second Supplemental Indenture.

ARTICLE 2

The Series of Securities

SECTION 2.01.   The Form and Title of the Securities.

There is hereby established a new series of Securities to be issued under the Indenture and to be designated as the Company’s 5.95% Senior Notes due 2015 (the “Notes”). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Second Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Second Supplemental Indenture for all intents and purposes)).

SECTION 2.02.   Amount.

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $200,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes. The Company may, from time to time, without notice to or the consent of the Holders of the Notes, increase the principal amount of the Notes under the Indenture and issue such increased principal amount (or any portion thereof), in which case any additional Notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional Notes will form a single series with the Notes previously issued.

SECTION 2.03.   Stated Maturity.

The Notes may be issued on any Business Day on or after March 9, 2005, and the Stated Maturity of the Notes shall be March 15, 2015.

SECTION 2.04.   Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05.   Place of Payment.

As long as any Notes are outstanding, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment.

SECTION 2.06.   Optional Redemption.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article 3A of the Original Indenture.

SECTION 2.07.   Discharge.

Article 8 of the Original Indenture shall apply to the Notes.

SECTION 2.08.   Global Securities; Restrictions on Transfer and Exchange.

The Notes shall initially be issued in the form of one or more Global Securities. Such Global Securities (i)  shall bear the legends applicable to Global Securities set forth in the Original Indenture (including without limitation in Section 2.03 thereof), (ii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Section 2.07 of the Original Indenture and in this Second Supplemental Indenture and (iii) shall otherwise be subject to the applicable provisions of the Indenture.

(1)  Rule 144A Global Notes. The Notes offered and sold to “qualified institutional buyers” (“QIBs” or individually, a “QIB”) (which term shall have the meaning assigned to it in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in the United States of America in reliance on Rule 144A will initially be issued as permanent Global Securities (the “Rule 144A Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Rule 144A Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for The Depository Trust Company (“DTC”), which shall act as Depository with respect to the Notes constituting Global Securities) and registered in the name of DTC or a nominee thereof.

(2)  Regulation S Global Notes. Notes offered and sold in Offshore Transactions to Non-U.S. Persons (each such term to have the meaning assigned to it in Regulation S under the Securities Act (“Regulation S”)) in reliance on Regulation S will initially be issued as permanent Global Securities (the “Regulation S Global Notes”), without interest coupons, substantially in the form of Exhibit A hereto. The Regulation S Global Notes will be duly executed by the Company, authenticated by the Trustee, deposited with the Trustee (as custodian for DTC) and registered in the name of DTC or a nominee thereof.

SECTION 2.09.   Transfer and Exchange.

(1)  Transfer and Exchange of Notes in Certificated Form. In addition to the requirements set forth in Section 2.07 of the Original Indenture, the Notes in certificated form that are Registrable Securities under the Registration Rights Agreement (the “Transfer Restricted Securities”) presented or surrendered for registration of transfer or exchange pursuant to Section 2.07 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

(a)  if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(b)  if such Transfer Restricted Securities are being transferred (1) to a QIB in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto); or

(c)  if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such Holder (in substantially the form of both (i) the Exchange/Transfer Certificate included in Exhibit A hereto and (ii) the Regulation S Certificate included in Exhibit A hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

(d)  if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of the Exchange/Transfer Certificate included in Exhibit A hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(2)  Transfer and Exchange of Global Notes. The transfer and exchange of the Global Notes (as defined below) or beneficial interests therein shall be effected through the Depository, upon the terms and subject to the conditions provided in Section 2.07 of the Original Indenture and Article 2 of this Second Supplemental Indenture (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

SECTION 2.10.   Legends.

(1)  Except as permitted by the following paragraphs (2) and (3) immediately below, each certificate evidencing the Rule 144A Global Notes or Regulation S Global Notes (each a “Global Note”) or any other Notes in certificated form (and all Notes issued in exchange therefor or substitution thereof other than the Exchange Notes (as defined below)) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

(2)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which effectiveness shall be certified by the Company to the Trustee and Registrar upon which each may conclusively rely:

(a)  in the case of any Transfer Restricted Security in definitive form, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Note in definitive form that does not bear the legend set forth in (1) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b)  in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend(s) set forth in (1) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.07 of the Original Indenture and this Section 2.10 of this Second Supplemental Indenture.

(3)  Notwithstanding the foregoing, upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement), the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.03 of the Original Indenture, the Trustee shall authenticate Notes (“Exchange Notes”) in exchange for Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legend set forth in (1) above, and the Registrar shall rescind any restriction on the transfer of the Exchange Notes, in each case unless the Holder of Notes being transferred in the Exchange Offer is either (A) a broker-dealer tendering Notes acquired directly from the Company, (B) a person participating in the Exchange Offer for purposes of distributing the Exchange Notes or (C) a person who is an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of the Company and, absent receipt of a certificate from the Company to such effect, the Trustee shall assume that there are no such Holders.

SECTION 2.11.   Registration Rights Agreement.

Holders of the Notes shall have the benefit of the Company’s registration obligations with respect to the Notes, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement.

ARTICLE 3

Covenants; Amendments to Indenture

SECTION 3.01.   Additional Covenant

The covenant contained in this Section 3.01 shall apply to the Notes only and not to any other series of Securities issued under the Indenture, and is being included solely for the benefit of the Notes and the Holders thereof. This covenant shall be effective only for so long as there remain outstanding any Notes.

SEC Reports; Financial Statements. In addition to the requirements of Section 4.05 of the Original Indenture:

(1) whether or not the Company is then subject to Section 13 or 15(d) of the Exchange Act, from and after the Original Issue Date of the Notes, the Company shall electronically file with the SEC, so long as the Notes are outstanding, the annual, quarterly and other periodic reports that the Company is required to file (or would otherwise be required to file) with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents shall be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Company is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the SEC;

(2) from and after the Original Issue Date of the Notes, the Company shall provide the Trustee with, and the Trustee will mail to any Holder of Notes requesting in writing to the Trustee copies of, such annual, quarterly and other periodic reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days after its Required Filing Date;

(3) in addition, for so long as the Notes are not freely transferable under the Securities Act, the Company shall furnish to the Holders of Notes and to prospective investors in the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act;

(4) the Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders of Notes under clause (2) of this Section 3.01; and

(5) delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 3.02.   Amendments to Indenture

The amendments contained in this Section 3.02 shall apply to the Notes only and not to any other series of Securities issued under the Indenture. Such amendments shall be effective only for so long as there remain outstanding any Notes.

(a) Section 1.01 of the Original Indenture is hereby amended, subject to the preamble of this Section 3.02 and with respect to the Notes only, by inserting the following definition in the appropriate alphabetical position:

“Permitted Liens” means

(1) Liens upon rights-of-way for pipeline purposes;

(2) any governmental Lien, mechanics’, materialmen’s, carriers’ or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

(3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchase of, any property;

(4) Liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent or (C) delinquent but the validity of which is being contested at the time by the Company or any Subsidiary in good faith;

(5) Liens of, or to secure performance of leases;

(6) any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purposes of obtaining indemnity or stay of judicial proceedings;

(7) any Lien upon property or assets acquired or sold by the Company or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

(8) any Lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(9) any Lien upon any property or assets in accordance with customary banking practice to secure any Indebtedness incurred by the Company or any Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries;

(10) any Lien securing industrial development, pollution control, or similar revenue bonds;

(11) Liens to secure Indebtedness owing to the Company or its Subsidiaries;

(12) Liens contemplated by the Indenture relating to compensation and other payments to the Trustee; and

(13) Liens deemed to exist by reason of negative pledges in respect of Indebtedness.

(b) Section 2.03 of the Original Indenture is hereby amended, subject to the preamble of this Section 3.02 and with respect to the Notes only, by deleting the second sentence of the first paragraph of such Section 2.03.

(c) Section 4.08 of the Original Indenture is hereby amended, subject to the preamble of this Section 3.02 and with respect to the Notes only, by:

(i) deleting the word “and” immediately following the semicolon appearing in clause (5) of such Section 4.08;

(ii) inserting the following new clause (6) immediately below clause (5) of such Section 4.08:

(6) Permitted Liens; and

; and

(iii) renumbering and restating the former clause (6) of such Section 4.08 to read in its entirety as follows:

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (1) through (6) inclusive; provided that such extension, renewal or replacement of such Lien is limited to all or any part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property), and that such secured Indebtedness at such time is not increased.

ARTICLE 4

Miscellaneous

SECTION 4.01.   Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

SECTION 4.02.   Continued Effect.

Except as expressly supplemented and amended by this Second Supplemental Indenture, the Original Indenture (as supplemented and amended by the First Supplemental Indenture) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by the First Supplemental Indenture and by this Second Supplemental Indenture) is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 4.03.   Governing Law.

This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

SECTION 4.04.   Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

            COLORADO INTERSTATE GAS COMPANY

            By: /s/ Greg G. Gruber
            Name: Greg G. Gruber
            Title:   Senior Vice President, Chief Financial Officer and Treasurer

ATTEST:

By: /s/ Stacy J. James
Name: Stacy J. James
Title: Corporate Secretary

            THE BANK OF NEW YORK TRUST COMPANY, N.A.
            as Trustee

            By: /s/ John Stohlmann
            Authorized Signatory

ATTEST:

By: /s/ Kristel D. Richards
Name: Kristel D. Richards
Title: Assistant Treasurer

EXHIBIT A

[FORM OF FACE OF NOTE]

[If a Global Security, insert—UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert—UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REGISTERED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.]

[If a Transfer Restricted Security, insert—THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]

COLORADO INTERSTATE GAS COMPANY

5.95% Senior Note due 2015

Rate of Interest	Maturity Date	Original Issue Date
5.95%	March 15, 2015	________ __, 20__

No. _________	U.S.$_____________
CUSIP No. ___________
Colorado Interstate Gas Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to ___________________________________ or registered assigns, the principal sum of __________________________ on the maturity date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on March 15 and September 15 of each year (each, an “Interest Payment Date”) and at such maturity date, commencing on the first such date after the Original Issue Date, except that if the Original Issue Date is on or after a Regular Record Date (as defined below) but before the next Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the “Regular Record Date” for any such Interest Payment Date, which shall be the fifteenth calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Notes not less than 15 days prior to such special record date. Payment of the principal of and interest on this Note will be made at the agency of the Company maintained for that purpose in New York, New York and at any other office or agency maintained by the Company for such purpose, in United States dollars; provided, however, that at the option of the Company payment of interest, other than interest due on the maturity date shown above, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, COLORADO INTERSTATE GAS COMPANY has caused this instrument to be executed in its corporate name by the signature of its duly authorized officers.

            COLORADO INTERSTATE GAS COMPANY

            By:

            Name:

            Title:

ATTEST:

By:
Name:
Title:

DATED:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.95% Senior Notes due 2015 referred to in the within-mentioned Indenture.

            THE BANK OF NEW YORK TRUST COMPANY, N.A.

            as Trustee

            By:

            Authorized Signatory

[REVERSE OF NOTE]

COLORADO INTERSTATE GAS COMPANY

5.95% Senior Note due 2015

This Note is one of a duly authorized issue of securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) designated as its 5.95% Senior Notes due 2015 (the “Notes”), issued or to be issued pursuant to an Indenture, dated as of June 27, 1997, between the Company and The Bank of New York Trust Company, N.A. (successor-in-interest to Harris Trust and Savings Bank), as Trustee (the “Trustee,” which term includes any successor trustee under such Indenture), as amended and supplemented by the First Supplemental Indenture thereto dated as of June 27, 1997 and as further amended and supplemented by the Second Supplemental Indenture thereto dated as of March 9, 2005 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”). The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note is a Series of Securities issued or to be issued by the Company under the Indenture. The Indenture provides that the Securities of the Company referred to therein (“Securities”), including the Notes, may be issued in one or more Series, which different Series may be issued in such aggregate principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants and Events of Default) as may be provided in or pursuant to the Authorizing Resolutions and/or supplemental indenture (if any) relating to the several Series.

This Note is redeemable, in whole or in part, at the Company’s option at any time prior to its Stated Maturity at a redemption price equal to the greater of (a) 100% of the principal amount of this Note, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming 360-day years, each consisting of twelve 30-day months), at the Adjusted Treasury Rate (as defined below) plus 37.5 basis points plus, in each case, accrued interest to the date of redemption.

For purposes of determining any redemption price, the following definitions shall apply:

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means Citigroup Global Markets Inc. or another Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (a) Citigroup Global Markets Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Note or the portions hereof called for redemption.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

If an Event of Default, as defined in the Indenture and in the Authorizing Resolution and/or supplemental indenture (if any) relating to the Notes (if there shall be any additional Events of Default specified in respect of the Notes), shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Notes), at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture provides that no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Securities of the applicable Series and the offer to the Trustee of indemnity satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on any Security.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register upon surrender of this Note for registration of transfer at the agency of the Company provided for that purpose duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Note duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3A.08 or 9.05 of the Indenture, in which case such transfer taxes or similar governmental charges shall be paid by the Company).

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Customary abbreviations may be used in the name of a Note holder or any assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian) and U/G/M/A ( = Uniform Gifts to Minors Act).

The Company will furnish to any Note holder of record, upon written request, without charge, a copy of the Indenture. Requests may be made to: Colorado Interstate Gas Company, El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, Attention: Corporate Secretary.

[If a Transfer Restricted Security, insert—The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of March 9, 2005 (the “Registration Rights Agreement”) by and among the Company and the Initial Purchasers named therein, and such Holders shall also have certain obligations to indemnify the Company under certain circumstances, all as more fully set forth in the Registration Rights Agreement. In certain events, the Company shall be required to pay to the Holder of this Note liquidated damages on this Note, on the terms and subject to the conditions of the Registration Rights Agreement.]

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________ (Please Print or Typewrite Name and Address of Assignee) the within instrument of COLORADO INTERSTATE GAS COMPANY and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or

Other Identifying Number of Assignee:

Dated:

(Signature)

Signature Guarantee: ____________________________________________________________________________
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

EXCHANGE/TRANSFER CERTIFICATE

Re: 5.95% Senior Notes due 2015 of Colorado Interstate Gas Company (the “Notes”).

This Exchange/Transfer Certificate relates to $____ principal amount of Notes held by _____________________ (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:**

 Such Note is being acquired for the Transferor’s own account without transfer.

 Such Note is being transferred (i) to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of the Regulation S Certificate included in such Note).

 Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

 Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

                [INSERT NAME OF TRANSFEROR]

                By: ________________________________________________
                Name:
                Title:
              Address:

Date:

**Check appropriate box.

REGULATION S CERTIFICATE

_________________, _____

The Bank of New York Trust Company, N.A., as Registrar
600 North Pearl Street, Suite 420
Dallas, TX 75201

Attention: Corporate Trust Administration

Ladies and Gentlemen:

In connection with our proposed sale of $_______________ principal amount of 5.95% Senior Notes due 2015 (the “Notes”) of Colorado Interstate Gas Company (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(i) the offer of the Notes was not made to a person in the United States of America;

(ii)
at the time the buy order was originated, the transferee was outside the United States of America or we and any person acting on our behalf reasonably believed that the transferee was outside the United States of America;

(iii)	no directed selling efforts have been made by us in contravention of Rule 903 or Rule 904 of Regulation S under the Securities Act, as applicable;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)
if the proposed transfer is being made prior to the expiration of the 40-day distribution compliance period as set forth in Regulation S, the transfer is not being made to, or for the benefit or account of, a U.S. Person (other than a distributor).

You and the Company are entitled to rely upon this Regulation S Certificate and you are irrevocably authorized to produce this Regulation S Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used but not defined in this Regulation S Certificate have the meanings set forth in Regulation S under the Securities Act.

            Very truly yours,

            [Name]

            By:  __________________________________________________
            Name:
            Title:
            Address:

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depository